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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant To Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) — November 23, 2010

ASSURED GUARANTY LTD.
(Exact name of registrant as specified in its charter)

Bermuda	001-32141	98-0429991
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Assured Guaranty Ltd.
30 Woodbourne Avenue
Hamilton HM 08 Bermuda

(Address of principal executive offices)

Registrant's telephone number, including area code: (441) 279-5700

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

  ☐
  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  ☐
  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  ☐
  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  ☐
  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 2.02 Results of Operations and Financial Condition.

            On November 23, 2010, Assured Guaranty Ltd. ("AGL") made available in the Investor Information section of its website the following materials: (i) the Assured Guaranty Corp. ("AGC") September 30, 2010 Financial Supplement, (ii) the Assured Guaranty Municipal Corp. ("AGM") September 30, 2010 Financial Supplement and (iii) the Assured Guaranty Re Ltd. ("AG Re") September 30, 2010 Financial Supplement.

            The AGC Financial Supplement, the AGM Financial Supplement and the AG Re Financial Supplement are attached as Exhibit 99.1, Exhibit 99.2 and Exhibit 99.3, respectively.

Item 7.01 Regulation FD Disclosure.

            On November 23, 2010, AGL made available in the Investor Information section of its website its Fixed Income Investor Presentation for the Third Quarter of 2010. This presentation can be obtained from the AGL website at
http://www.assuredguaranty.com/Content/Content Display.aspx?ContentID=2668.

Item 8.01 Other Events.

            AGL is filing this Current Report on Form 8-K to supplement its Quarterly Report on Form 10-Q for the period ended September 30, 2010 with AGC's September 30, 2010 Consolidated Financial Statements, which are attached as Exhibit 99.4 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

    (d) Exhibits

Exhibit Number	Description
99.1	Assured Guaranty Corp. September 30, 2010 Financial Supplement
99.2	Assured Guaranty Municipal Corp. September 30, 2010 Financial Supplement
99.3	Assured Guaranty Re Ltd. September 30, 2010 Financial Supplement
99.4	Assured Guaranty Corp. September 30, 2010 Consolidated Financial Statements

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASSURED GUARANTY LTD.
By:	/s/ Robert B. Mills Name: Robert B. Mills Title: Chief Financial Officer

DATE:    November 23, 2010

 EXHIBIT INDEX

Exhibit Number	Description
99.1	Assured Guaranty Corp. September 30, 2010 Financial Supplement
99.2	Assured Guaranty Municipal Corp. September 30, 2010 Financial Supplement
99.3	Assured Guaranty Re Ltd. September 30, 2010 Financial Supplement
99.4	Assured Guaranty Corp. September 30, 2010 Consolidated Financial Statements

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  Item 2.02 Results of Operations and Financial Condition.
  Item 7.01 Regulation FD Disclosure.
  Item 8.01 Other Events.
  Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX